Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

Supplemental Information

September 30, 2005

TABLE OF CONTENTS

1.	Third Quarter 2005 Earnings Press Release	3

2.	Financial Highlights
	Summarized Operating Results	8
	Summarized Balance Sheets	9
	Funds From Operations / Summary of Capital Expenditures	10
	Market Data / Capital Availability	11
	Components of Rental Income	12

3.	Summary of Debt
	Summary of Outstanding Debt	13
	Summary of Debt Maturities	14

4.	Summary of Redevelopment Opportunities	15

5.	Santana Row Summary	16

6.	2005 Acquisitions and Dispositions	17

7.	Real Estate Status Report	18

8.	Retail Leasing Summary	20

9.	Lease Expirations	21

10.	Portfolio Leased Statistics	22

11.	Summary of Top 25 Tenants	23

12.	2004 Comparable Sales/Occupancy Costs	24

13.	Reconciliation of Net Income to FFO Guidance	25

14.	Joint Venture Disclosure
	Summarized Operating Results and Balance Sheet	27
	Summary of Outstanding Debt and Debt Maturities	28
	Real Estate Status Report	29

15.	Glossary of Terms	30

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Current Report on Form 8-K filed on March 2, 2005, and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•	risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that any redevelopment or renovation project that we do pursue may not perform as anticipated;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•	risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that we may have environmental risks at our properties, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•	risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our annual report on Form 10-K, our quarterly reports on Form 10-Q, and the risks contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2005.

FOR IMMEDIATE RELEASE

Investor and Media Inquiries

Andrew Blocher	Suzanne O’Neill
Vice President, Capital Markets & Investor Relations	Manager, Investor Relations
301/998-8166	301/998-8358
ablocher@federalrealty.com	soneill@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2005 OPERATING RESULTS

- Santana Row Condominium Sales Result in Special Dividend of $0.20 per Common Share -

ROCKVILLE, Md. (October 31, 2005) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its third quarter ended September 30, 2005.

•	Funds from operations available for common shareholders (FFO) per diluted share was $0.77 and earnings per common share (diluted) was $0.52 for the quarter ended September 30, 2005.

•	For the nine months ended September 30, 2005 FFO per diluted share was $2.28 and earnings per common share (diluted) was $1.34.

•	When compared to third quarter 2004, same-center property operating income increased 5.3% including redevelopments and expansions, and 5.9% excluding redevelopments and expansions.

•	Rent increases on lease rollovers for retail space for which there was a prior tenant were 20% on a cash-basis and 32% on a GAAP-basis for the quarter ended September 30, 2005.

•	The Trust’s portfolio was 95.5% leased as of September 30, 2005.

•	Initial guidance is being provided for 2006 FFO per diluted share of $3.30 to $3.35.

•	Guidance for 2005 FFO per diluted share was increased to a range of $3.05 to $3.06.

Financial Results

Federal Realty reported FFO of $41.0 million, or $0.77 per diluted share, in third quarter 2005. This compares to FFO of $38.3 million, or $0.72 per diluted share, reported in third quarter 2004, which included $0.7 million ($0.01 per diluted share) of insurance recovery for lost income from the Santana Row fire. For the nine months ended September 30, 2005, Federal Realty reported FFO of $121.5 million, or $2.28 per diluted share. This compares to FFO of $111.7 million, or $2.14 per diluted share, for the same nine-month period in 2004, which included $2.8 million ($0.05 per diluted share) of Santana Row insurance proceeds.

Net income available for common shareholders was $27.8 million, and earnings per common share (diluted) was $0.52 for the quarter ended September 30, 2005, versus $15.8 million and $0.30, respectively, for third quarter 2004. Year-to-date, Federal Realty reported net income available for common shareholders of $70.9 million, or $1.34 per diluted share. This compares to net income available for common shareholders of $53.6 million, or $1.04 per diluted share, for the nine months ended September 30, 2004, both of which included insurance recovery for lost income from the Santana Row fire.

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2005 OPERATING RESULTS

October 31, 2005

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO and FFO per diluted share to net income available for common shareholders and earnings per common share (diluted), respectively, is attached to this press release.

Portfolio Results

On a same-center basis, including redevelopment and expansion properties, property operating income increased 5.3% over third quarter 2004. When redevelopment and expansion properties are excluded from same-center results, property operating income increased 5.9% from third quarter 2004. On a year-to-date basis, same center property operating income has increased 5.2% including redevelopments and expansions, and 5.0% when redevelopments and expansions are excluded.

Overall, the Trust’s portfolio improved to 95.5% leased as of September 30, 2005, compared to 94.2% on September 30, 2004. Federal Realty’s same-center portfolio was 96.7% leased on September 30, 2005, compared to 96.4% on September 30, 2004.

During third quarter 2005, the Trust signed 93 leases for approximately 441,000 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 395,000 square feet at a weighted-average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 20%. The weighted-average contractual rent on this comparable space for the first year of the new lease is $24.25 per square foot compared to the weighted-average contractual rent of $20.19 per square foot for the last year of the prior lease. The previous weighted-average contractual rent is calculated by including both the minimum rent and the percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 32% for third quarter 2005.

Year-to-date, Federal Realty has leased more than 860,000 square feet of comparable retail space at a weighted-average cash-basis contractual rent increase per square foot of 23%, and 35% on a GAAP-basis. As of September 30, 2005, Federal Realty’s weighted-average contractual minimum rent for retail and commercial space in its portfolio is $18.63 per square foot.

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2005 OPERATING RESULTS

October 31, 2005

“It is very satisfying to be producing the strong and reliable results that we’ve been promising to our shareholders,” commented Donald C. Wood, president and chief executive officer of Federal Realty Investment Trust. “By aggressively leasing our existing high quality portfolio, effectively executing our pipeline of redevelopment opportunities, and opportunistically acquiring assets that meet our return thresholds, Federal Realty should continue to deliver consistently strong results without taking excessive risk.”

In August 2005, Federal Realty began closing sales of residential condominiums at Santana Row. Through October 24, 2005, the Trust had closed 79 units and had 37 units under contract, with associated gross sales proceeds of $47.7 million and $27.0 million, respectively. In addition, Federal Realty had reservations for 13 units. Federal Realty expects the sale of the 219 units to generate total gross sales proceeds of approximately $135 million with sell-out completed in 2006.

As a result of the success of the Santana Row condominium sales to date, the Trust’s Board of Trustees declared a special dividend of $0.20 per share on its common shares. The special dividend will be payable on December 20, 2005 to common shareholders of record as of November 28, 2005. As a result of the special dividend, cash dividends paid in 2005 will represent a 17% increase over cash dividends paid in 2004. Depending on the future success of the Santana Row condominium sales, Federal Realty currently anticipates that an additional special dividend is likely to be paid in first quarter 2006.

Initial occupancy of the 256 new residential rental units on the podium of Building Seven commenced in April 2005, with 90 units leased as of October 24, 2005, and lease-up expected to continue through mid-2006.

Regular Quarterly Dividends

Federal Realty also announced today that its Board of Trustees left the regular dividend rate on its common shares unchanged, declaring a regular quarterly cash dividend of $0.555 per share on its common shares, resulting in an indicated annual rate of $2.22 per share. The regular common dividend will be payable on January 16, 2006, to common shareholders of record as of January 3, 2006.

Additionally, Federal Realty’s Board of Trustees declared a regular quarterly cash dividend of $0.53125 per share on the Trust’s Series B Cumulative Redeemable Preferred Shares (NYSE: FRTprB). Dividends on the Series B Cumulative Redeemable Preferred Shares will be payable on January 31, 2006 to shareholders of record on January 16, 2006.

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2005 OPERATING RESULTS

October 31, 2005

Guidance

Federal Realty today increased its guidance for 2005 FFO per diluted share to a range of $3.05 to $3.06, and increased its earnings per common share (diluted) guidance to range of $1.65 to $1.66. In addition, the Trust provided initial guidance for 2006 FFO per diluted share of $3.30 to $3.35, and earnings per common share (diluted) of $1.56 to $1.61.

Summary of Other Quarterly Activities and Recent Developments

•	September 7, 2005 – Federal Realty declared a regular quarterly cash dividend of $0.555 per common share, resulting in an indicated annual rate of $2.22 per share, and marking 2005 as the 38th consecutive year that Federal Realty has increased its common dividend, the longest consecutive record in the REIT industry.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its third quarter 2005 earnings conference call, which is scheduled for November 1, 2005, at 11 a.m. Eastern Standard Time. To participate, please call (888) 566-5771 five to ten minutes prior to the call’s start time and use the Passcode EARNINGS (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online Web Simulcast on the Company’s Web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through Thursday, December 1, 2005, by dialing (866) 448-4809.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 17.3 million square feet located primarily in strategic metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 0.5 million square feet of retail space through its joint venture with Clarion Lion Properties Fund in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 95.5% leased to national, regional, and local retailers as of September 30, 2005, with no single tenant accounting for more than 2.2% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 38 consecutive years, the longest consecutive record in the REIT industry. Shares of Federal Realty are traded on the NYSE under the symbol FRT.

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2005 OPERATING RESULTS

October 31, 2005

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Current Report on Form 8-K filed on March 2, 2005, and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•	risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that any redevelopment or renovation project that we do pursue may not perform as anticipated;

•	risks that we may not be able to sell the condominium units at Santana Row for the expected prices or within the anticipated time frames;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•	risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that we may have environmental risks at our properties, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•	risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our annual report on Form 10-K, our quarterly reports on Form 10-Q, and the risks contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2005.

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Federal Realty Investment Trust

Operating Results

September 30, 2005

Financial Highlights

(in thousands, except per share data)

(unaudited)

CONSOLIDATED OPERATING RESULTS

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Revenues
Rental income	$98,071	$94,374	$294,501	$278,725
Other property income	2,458	3,230	6,487	7,793
Mortgage interest income	1,310	1,230	4,040	3,611

	101,839	98,834	305,028	290,129
Expenses
Rental	20,215	22,252	63,435	65,978
Real estate taxes	10,109	9,873	29,644	28,159
General and administrative	4,957	4,673	14,441	13,443
Depreciation and amortization	22,591	23,292	67,629	66,029

	57,872	60,090	175,149	173,609

Operating income	43,967	38,744	129,879	116,520

Other interest income	254	459	1,946	1,122
Interest expense	(21,664)	(21,125)	(65,554)	(63,835)
Income from real estate partnership	126	19	349	19
Minority interests	(1,208)	(936)	(4,003)	(3,317)

Income from continuing operations	21,475	17,161	62,617	50,509

Discontinued operations
(Loss) income before gain on sale of real estate	(258)	502	(480)	2,398
Gain on sale of real estate	9,463	997	17,347	9,331

Income from discontinued operations	9,205	1,499	16,867	11,729

Net Income	30,680	18,660	79,484	62,238

Dividends on preferred stock	(2,869)	(2,869)	(8,607)	(8,607)

Net income available for common shareholders	$27,811	$15,791	$70,877	$53,631

FUNDS FROM OPERATIONS AVAILABLE FOR COMMON SHAREHOLDERS
Net income	$30,680	$18,660	$79,484	$62,238
Gain on sale of real estate	(9,463)	(997)	(17,347)	(9,331)
Depreciation and amortization of real estate assets	20,506	21,376	61,760	61,145
Amortization of initial direct costs of leases	1,768	1,882	5,195	5,170
Depreciation on real estate partnership assets	157	50	471	50

Funds from operations	43,648	40,971	129,563	119,272
Dividends on preferred stock	(2,869)	(2,869)	(8,607)	(8,607)
Income attributable to operating partnership units	215	242	573	1,032

Funds from operations available for common shareholders	40,994	38,344	121,529	111,697

Weighted average number of common shares, diluted	53,559	52,934	53,405	52,074

Funds from operations available for common shareholders per diluted share	$0.77	$0.72	$2.28	$2.14

EARNINGS PER COMMON SHARE, BASIC
Income from continuing operations available for common shareholders	$0.35	$0.27	$1.03	$0.83
(Loss) income from discontinued operations before gain on sale of real estate	—	0.01	(0.01)	0.05
Gain on sale of real estate	0.18	0.02	0.33	0.18

	$0.53	$0.30	$1.35	$1.06

Weighted average number of common shares, basic	52,618	51,640	52,443	50,722

EARNINGS PER COMMON SHARE, DILUTED
Income from continuing operations available for common shareholders	$0.35	$0.27	$1.02	$0.82
(Loss) income from discontinued operations before gain on sale of real estate	(0.01)	0.01	(0.01)	0.04
Gain on sale of real estate	0.18	0.02	0.33	0.18

	$0.52	$0.30	$1.34	$1.04

Weighted average number of common shares, diluted	53,149	52,934	52,982	51,273

Federal Realty Investment Trust

Summarized Balance Sheets

September 30, 2005

Financial Highlights

(in thousands)

CONSOLIDATED BALANCE SHEETS

	September 30, 2005	December 31, 2004
	(unaudited)
ASSETS

Real estate, at cost
Operating	$2,620,941	$2,480,626
Construction-in-progress	135,052	130,286
Discontinued operations	12,796	55,364

	2,768,789	2,666,276
Less accumulated depreciation and amortization	(644,988)	(595,338)

Net real estate	2,123,801	2,070,938

Cash and cash equivalents	16,573	30,475
Accounts and notes receivable	34,383	34,849
Mortgage notes receivable	37,173	42,909
Investment in real estate partnership	9,425	9,631
Other assets	81,717	78,094

TOTAL ASSETS	$2,303,072	$2,266,896

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Obligations under capital leases and mortgage notes	$407,643	$410,885
Notes payable	357,298	325,051
Senior notes and debentures	568,546	568,121
Other liabilities	172,390	153,351

Total liabilities	1,505,877	1,457,408

Minority interests	19,282	18,954

Shareholders’ equity
Preferred stock	135,000	135,000
Common shares and other shareholders’ equity	642,913	655,534

Total shareholders’ equity	777,913	790,534

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,303,072	$2,266,896

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

September 30, 2005

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
	(in thousands, except per share data)		(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)

Net income	$30,680	$18,660	$79,484	$62,238
Gain on sale of real estate	(9,463)	(997)	(17,347)	(9,331)
Depreciation and amortization of real estate assets	20,506	21,376	61,760	61,145
Amortization of initial direct costs of leases	1,768	1,882	5,195	5,170
Depreciation of real estate partnership assets	157	50	471	50

Funds from operations	43,648	40,971	129,563	119,272
Dividends on preferred stock	(2,869)	(2,869)	(8,607)	(8,607)
Income attributable to operating partnership units	215	242	573	1,032

Funds from operations available for common shareholders (2)	$40,994	$38,344	$121,529	$111,697

Weighted average number of common shares, diluted	53,559	52,934	53,405	52,074

Funds from operations available for common shareholders per diluted share (2)	$0.77	$0.72	$2.28	$2.14

Summary of Capital Expenditures

Non-maintenance capital expenditures
Development, redevelopment and expansions	37,151	25,344	95,374	61,264
Tenant improvements and incentives	4,715	6,151	11,118	18,703

Total non-maintenance capital expenditures	41,866	31,495	106,492	79,967
Maintenance capital expenditures	2,554	2,007	4,094	6,475

Total capital expenditures	$44,420	$33,502	$110,586	$86,442

Dividends and Payout Ratios
Common dividends declared	$29,266	$26,151	$85,001	$75,640

Dividend payout ratio % - FFO	71%	68%	70%	68%

Notes:

(1)	See Glossary of Terms.
(2)	For the three and nine months ended September 30, 2004, includes $0.7 million ($0.01 per diluted share) and $2.8 million ($0.05 per diluted share) for Santana Row fire insurance proceeds. For the three and nine months ended September 30, 2005, the amount of insurance proceeds were insignificant and had no per diluted share impact.

Federal Realty Investment Trust

Market Data / Capital Availability

September 30, 2005

	September 30, 2005	September 30, 2004
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	52,732	51,908
Market price per common share	$60.93	$44.00

Common equity market capitalization	$3,212,961	$2,283,952

Series B preferred shares outstanding	5,400	5,400
Market price per Series B preferred share	$26.04	$27.17

Preferred equity market capitalization	$140,616	$146,718

Equity market capitalization	$3,353,577	$2,430,670

Total debt (2)	1,333,487	1,299,901

Total market capitalization	$4,687,064	$3,730,571

Total debt to market capitalization at then current market price	28%	35%

Total debt to market capitalization at constant common share price of $44.00	35%	35%

Fixed rate debt ratio:
Fixed rate debt	85%	88%
Variable rate debt	15%	12%

	100%	100%

Capital availability
Cash and cash equivalents on hand	$16,573	$23,437
Available capacity under line of credit	204,000	250,000
Available for issuance under shelf registration statement	225,000	225,000

	$445,573	$498,437

Notes:

(1)	Consists of 54,212,112 shares issued net of 1,480,359 shares held in Treasury as of September 30, 2005. As of September 30, 2004, consists of 53,387,604 shares issued net of 1,479,393 shares held in Treasury. Amounts do not include 420,426 and 449,325 Operating Units outstanding at September 30, 2005 and September 30, 2004, respectively.
(2)	Total debt includes capital leases and mortgages payable, notes payable, and senior notes and debentures. It does not include the $14.2 million which is the Trust’s 30% share of the total $47.2 million debt of the partnership with Clarion Lion Properties Fund.

Federal Realty Investment Trust

Components of Rental Income

September 30, 2005

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
	(in thousands)
Components of Rental Income

Minimum rents
Retail and commercial properties (1)	$74,725	$70,757	$221,976	$208,508
Residential (2)	2,655	2,322	7,991	6,778
Cost reimbursements	18,215	19,019	56,276	55,046
Percentage rents	1,170	790	4,231	3,655
Other rental income	1,306	1,486	4,027	4,738

Total rental income	$98,071	$94,374	$294,501	$278,725

Notes:

(1)	Minimum rents include $4.3 million and $2.5 million for the nine months ended September 30, 2005 and 2004, respectively, and $1.2 million and $0.7 million for the three months ended September 30, 2005 and 2004, respectively, that represent amounts included in minimum rents in order to reflect the recognition of minimum rents on a straight line basis as required by GAAP. Minimum rents include $1.2 million and $1.1 million for the nine months ended September 30, 2005 and 2004, respectively and $0.4 million and $0.5 million for the three months ended September 30, 2005 and 2004, that represent amounts included in minimum rents in order to reflect the recognition of income attributable to market lease adjustments on acquired properties in accordance with SFAS 141. Minimum rents include fire insurance proceeds attributable to rental income lost at Santana Row as a result of the August 2002 fire of $2.8 million for the nine months ended September 30, 2004 and $0.7 million for the three months ended September 30, 2004. For 2005, the amount of insurance proceeds was insignificant.
(2)	Residential minimum rents comprise the rents at Rollingwood Apartments, The Crest at Congressional Apartments and the residential units at Santana Row except for Building Four. In the third quarter of 2005, we commenced closing sales of the 100 units located in Building Four, which has been classified as discontinued operations. Accordingly, the rental income for the 100 units in Building Four have been excluded for all periods presented to assure comparability of these periods.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

September 30, 2005

	Maturity Date	Interest Rate as of September 30, 2005		Balance as of September 30, 2005
				(in thousands)
Mortgage Loans (a)
Secured Fixed Rate
Leesburg Plaza	10/01/08	6.510%		$9,900
164 E Houston Street	10/06/08	7.500%		156
Mercer Mall	04/01/09	8.375%		4,593
Federal Plaza	06/01/11	6.750%		34,786
Tysons Station	09/01/11	7.400%		6,538
Barracks Road	11/01/15	7.950%		43,330
Hauppauge	11/01/15	7.950%		16,335
Lawrence Park	11/01/15	7.950%		30,713
Wildwood	11/01/15	7.950%		26,996
Wynnewood	11/01/15	7.950%		31,300
Mount Vernon	04/15/28	5.660%	(b)	12,626
Brick Plaza	11/01/15	7.415%		32,210

Total Mortgage Loans				249,483

Notes Payable
Unsecured Fixed Rate
Perring Plaza Renovation	01/31/13	10.000%		1,853
Other	various	various		45
Unsecured Variable Rate
Revolving credit facility	10/08/06	LIBOR + .75%	(c)	96,000
Term note with banks	10/08/06	LIBOR + .95%		100,000
Term note with banks	10/08/08	LIBOR + .95%	(d)	150,000
Escondido (Municipal bonds)	10/01/16	2.450%	(e)	9,400

Total Notes Payable				357,298

Senior Notes and Debentures
Unsecured Fixed Rate
6.625% Notes	12/01/05	6.625%		40,000
6.99% Medium Term Notes	03/10/06	6.894%	(f)	40,500
6.125% Notes	11/15/07	6.325%	(g)	150,000
8.75% Notes	12/01/09	8.750%		175,000
4.50% Notes	02/15/11	4.500%		75,000
7.48% Debentures	08/15/26	7.480%	(h)	50,000
6.82% Medium Term Notes	08/01/27	6.820%	(i)	40,000

Subtotal				570,500
Unamortized Debt Discount				(1,954)

Total Senior Notes and Debentures				568,546

Capital Lease Obligations
		Various through 2077	(j)	158,160

Total Debt and Capital Lease Obligations				$1,333,487

						Weighted Average Effective Rate at September 30, 2005 (k)
Total fixed rate debt and capital lease obligations				$1,128,087	84.60%	7.07%
Total variable rate debt				205,400	15.40%	4.28%

TOTAL DEBT AND CAPITAL LEASES OBLIGATIONS				$1,333,487	100.00%	6.64%

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (l)	2.79	2.44	2.65	2.47

Ratio of Adjusted EBITDA to combined fixed charges and preferred share dividends (l)	2.44	2.40	2.43	2.35

Notes:

(a)	Mortgage loans do not include the Trust’s 30% share ($14.2 million) of the $47.2 million debt of the partnership with Clarion Lion Properties Fund.
(b)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate. The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(c)	A $300 million three-year revolving credit facility, with a one-year extension option. The weighted average effective rate, including the amortization of deferred financing fees, was 3.73% and 3.54% for the three and nine months ended September 30, 2005, respectively.
(d)	In January 2004, the Trust purchased an interest rate swap on this note thereby locking in the LIBOR portion of the interest rate at 2.401% through October 2006.
(e)	The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount. The weighted average effective interest rate, including the amortization of deferred financing fees, was 3.65% for the three months ended September 30, 2005.
(f)	The Trust purchased interest rate swaps at issuance, thereby reducing the effective interest on these notes.
(g)	The Trust purchased an interest rate lock to hedge this note offering. A loss of $1.5 million associated with this hedge is being amortized into the note offering thereby increasing the effective interest rate on these notes to 6.325%.
(h)	Beginning on August 15, 2008, the debentures are redeemable by the holders thereof at the original purchase price of $1,000 per debenture.
(i)	Beginning on August 1, 2007, the notes are redeemable by the holders thereof at the original purchase price of $1,000 per note.
(j)	The average annualized interest rate on capital lease obligations as of September 30, 2005 is 8.82% on a basis of minimum rent and 11.52% including performance-based participation rent paid by the Trust.
(k)	The weighted average effective interest rate includes the amortization of any deferred financing fees and discounts, if applicable, and excludes performance-based rent on capital lease obligations.
(l)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount and expense and the portion of rent expense representing an interest factor. Preferred share dividends consist of dividends paid on outstanding Series B preferred shares. Adjusted EBITDA excludes gain or loss on sale of real estate and is defined and reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust

Summary of Debt Maturities

September 30, 2005

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2005	$990	$40,000	$40,990		3.1%	3.1%
2006	5,037	236,500	241,537	(1)	18.1%	21.2%
2007	5,436	150,000	155,436		11.6%	32.8%
2008	5,828	159,541	165,369		12.4%	45.2%
2009	6,164	179,394	185,558		13.9%	59.1%
2010	6,639	—	6,639		0.5%	59.6%
2011	6,670	112,226	118,896		8.9%	68.5%
2012	6,801	—	6,801		0.5%	69.0%
2013	5,361	—	5,361		0.4%	69.4%
2014	5,771	—	5,771		0.4%	69.8%
Thereafter	157,876	245,207	403,083		30.2%	100.0%

Total	$212,573	$1,122,868	$1,335,441	(2)	100.0%

Notes:

(1)	Maturities in 2006 include a $100 million term loan and $96 million drawn under the Trust’s $300 million three-year revolving credit facility.
(2)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized discount recorded for GAAP purposes on certain senior notes and debentures.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

September 30, 2005

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date

Projects Anticipated to Stabilize in 2005 (3)
Bala Cynwyd	Philadelphia, PA	Grocer re-location and expansion and re-tenanting (new health club)	>20%	$5		$5
Andorra	Philadelphia, PA	Re-tenanting (new health club)	12%	$5		$4
Pan Am	Fairfax, VA	Grocer expansion, small shop re-tenanting and site improvements	6%	$2		$2
Greenlawn Plaza	Greenlawn, NY	Re-tenanting and new pad site (child care)	>20%	$2		$2
Bristol Plaza	Bristol, CT	Grocer relocation, canopy and façade renovation	10%	$2	$	<1
Brunswick	North Brunswick, NJ	Re-tenanting (new health club)	11%	$3		$3
Rutgers Plaza	Franklin, NJ	Grocer re-location and expansion and backfill of existing grocer space	20%	$1	$	<1

Subtotal: Projects Anticipated to Stabilize in 2005 (3) (4)			18%	$21		$18

Projects Anticipated to Stabilize in 2006 (3)
Santana Phase IV	San Jose, CA	Building Seven residential re-build	10%	$67		$52
Mount Vernon / South Valley	Alexandria, VA	Grocer expansion, anchor & small shop re-tenanting, four new “main street” buildings & a bank pad.	11%	$36		$22
Mercer Mall	Lawrenceville , NJ	Demolish, redevelop and re-tenant	11%	$21		$9
Leesburg Plaza	Leesburg, VA	Re-demise the former Kmart & Peebles buildings, re-tenant, and add three pad sites.	12%	$14		$8
Village of Shirlington	Arlington, VA	New ground floor retail and parking garage	11%	$7		$1
Brick Plaza	Brick, NJ	Re-tenanting (electronics)	9%	$2		$2

Subtotal: Projects Anticipated to Stabilize in 2006 (3) (4)			11%	$147		$94

Total: Projects Anticipated to Stabilize in 2005 and 2006 (3) (4)			12%	$168		$112

Redevelopments anticipated to stabilize in 2007 and 2008 include the final phase of Bethesda Row, Galaxy Building, Rockville Town Square, Shops at Willow Lawn, Loehmann’s Plaza, and Flourtown representing $150 million to $200 million of redevelopment capital. Projects anticipated to stabilize after 2008 include future phases of Santana Row, redevelopment phases of Assembly Square, and future phases of Bala Cynwyd.(3) (5)

Notes:

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property. ROI for Mount Vernon/South Valley and Mercer Mall (properties acquired on the basis of redevelopment potential) are calculated as the increase in POI between acquisition and stabilization divided by the increase in cost basis between acquisition and stabilization.
(3)	Anticipated Stabilization is the year in which 95% occupancy of the redeveloped space is anticipated to be achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust

Santana Row Summary (1)

September 30, 2005

Description		Comments
Operational - Phases I, II and III (2) (5)

Retail	558,000 sf	Retail was 93% leased as of September 30, 2005. Sino Restaurant and Lounge opened in third quarter 2005. Lucy, Furla, Vintage Wine Bar, Pink Stripes and Bella Boutique, representing 5,581 sf, are scheduled to open in fourth quarter 2005.

Residential	36 units	36 townhouse units in Building Eight were 92% leased on September 30, 2005.

In Progress (3) (5)
Residential - for rent Phase IV	256 units	256 rental units being built on the Building Seven podium. Initial occupancy commenced in April 2005 with lease-up expected to continue through mid-2006. As of September 30, 2005, 90 units (50 townhomes and 40 flats) have been leased at an average rental rate of $2.55 per square foot per month. 41 residents of Buildings Three, Four and Six (the buildings planned to be sold as condominiums) have signed leases to relocate to new units in Building Seven. Projected cost of $67 million is expected to yield 10% upon stabilization in 2006.

Residential - for sale	219 units	Closings on sale of loft and villa units commenced in August 2005. Projected gross sales proceeds of approximately $135 million. 5,700 people have registered as “interested” in owning units and 445 of these people have been pre-qualified by approved lenders and are on a “preferred” interest list to purchase units. (4)

Commitments/Closings:		79 units have been closed
(as of October 24, 2005)		37 units are under binding contracts
13 units are reserved and being converted to contracts

Approvals:	Building Four (100 lofts):	Closings commenced in August 2005

	Building Six (21 villas):	Closings commenced in October 2005

	Building Three (98 lofts):	Approval in place to sign contracts
Approval to close sales expected in November/December 2005
Closings expected to commence in December 2005/January 2006

Future (6)
Retail	125,000 sf	Currently being master planned

Residential	690 units	Currently being master planned

Hotel	191 rooms	Currently being master planned

Notes:

(1)	All costs are projected final costs. Yield represents stabilized projected Property Operating Income divided by projected final costs.
(2)	The portions of the property currently open and operating which include luxury and lifestyle retail components, loft, townhome and villa residential units, and the 213-room Hotel Valencia Santana Row.
(3)	Developments and other significant activities being actively pursued at Santana Row.
(4)	Projected gross sales proceeds represent management’s current estimate of total sales prices for the 219 units expected to be sold without taking into account any costs of sale, including, without limitation, any income taxes that may be paid.
(5)	$436 million of projected costs at Santana Row is expected to yield 7% upon both of the following having occurred: (i) stabilization of Phases I - IV (net of insurance proceeds) and (ii) closings on sales of 219 condominiums. The projected cost includes $11 million invested in restaurant joint ventures at Santana Row.
(6)	Remaining entitlements for development or sale.

Federal Realty Investment Trust

2005 Acquisitions and Dispositions

Through September 30, 2005

Federal Realty Investment Trust Acquisitions

Date	Property	City / State	GLA	Purchase price	Anchor tenants
				(in thousands)
March 1, 2005	Assembly Square/Sturtevant Street	Somerville, MA	551,233	$63,900	K-Mart / Good Times Emporium (1)
Federal Realty Investment Trust Dispositions
Date	Property	City / State	GLA	Sales price
				(in thousands)
February 15, 2005	420 South Mill Avenue	Tempe, AZ	15,966	$7,385
February 15, 2005	501 South Mill Avenue	Tempe, AZ	24,013	$6,265
June 2, 2005	Andary Building	Winter Park, FL	3,600	$1,560
June 2, 2005	Cone Building	Winter Park, FL	24,846	$9,500
July 12, 2005	Shaw’s Plaza	Carver, MA	75,307	$3,960
August - September 2005	Santana Row - Building 4 condos	San Jose, CA	62 units	$33,876
Various	Other			$1,401

	Total		143,732	$63,947

Note:

(1)	Property currently under redevelopment. Tenants with signed leases who were not in occupancy as of September 30, 2005 include TJ Maxx, Bed, Bath & Beyond, Staples, Sports Authority and AC Moore.

Federal Realty Investment Trust

Real Estate Status Report

September 30, 2005

Property Name	MSA Description	Year Acquired	Total Investment		Ownership Percentage	GLA (1)	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (2)	Grocery Anchor (2)	Other Principal Tenants
			(in thousands)					(in thousands)
East Region

Washington Metropolitan Area
Bethesda Row	Washington, DC-MD-VA	1993-98	81,140		(3)	440,000	97%	12,576	40,000	Giant Food	Barnes & Noble / Landmark Theater
Congressional Plaza	Washington, DC-MD-VA	1965	68,050	(4)	64.1%	338,000	100%		28,000	Whole Foods	Buy Buy Baby / Container Store / Tower Records
Courthouse Center	Washington, DC-MD-VA	1997	4,597		(5)	38,000	100%
Falls Plaza	Washington, DC-MD-VA	1967	8,154		100.0%	73,000	100%		51,000	Giant Food
Falls Plaza-East	Washington, DC-MD-VA	1972	3,404		100.0%	71,000	100%				CVS / Staples
Federal Plaza	Washington, DC-MD-VA	1989	62,192		100.0%	247,000	99%	34,786			TJ Maxx / CompUSA / Ross
Friendship Center	Washington, DC-MD-VA	2001	33,309		100.0%	119,000	100%				Borders / Linens ‘n Things / Maggiano’s
Gaithersburg Square	Washington, DC-MD-VA	1993	23,792		100.0%	204,000	91%				Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza	Washington, DC-MD-VA	1994	15,061		100.0%	73,000	100%		30,000	Whole Foods
Laurel	Washington, DC-MD-VA	1986	45,991		99.9%	387,000	99%		61,000	Giant Food	Marshalls / Toys R Us
Leesburg Plaza	Washington, DC-MD-VA	1998	27,671		(5)	235,000	91%	9,900	55,000	Giant Food	Pier One / Office Depot
Loehmann’s Plaza	Washington, DC-MD-VA	1983	23,781		100.0%	251,000	95%				Bally’s / Linens ‘n Things / Loehmann’s
Mid-Pike Plaza	Washington, DC-MD-VA	1982	18,483		(6)	309,000	100%	10,041			Linens ‘n Things / Toys R Us / Bally’s / AC Moore / Filene’s Basement
Mount Vernon	Washington, DC-MD-VA	2003	37,385		(5)	236,000	97%	12,626	54,000	Shoppers Food Warehouse
Old Keene Mill	Washington, DC-MD-VA	1976	5,183		100.0%	92,000	97%		24,000	Whole Foods
Pan Am	Washington, DC-MD-VA	1993	27,029		100.0%	227,000	100%		63,000	Safeway	Micro Center / Michaels
Pentagon Row	Washington, DC-MD-VA	1999	87,382		100.0%	296,000	97%		45,000	Harris Teeter	Bally’s / Bed, Bath & Beyond / DSW / Cost Plus
Pike 7	Washington, DC-MD-VA	1997	33,633		100.0%	164,000	100%				Staples / TJ Maxx / Tower Records
Quince Orchard	Washington, DC-MD-VA	1993	19,991		100.0%	252,000	96%		24,000	Magruders	Circuit City / Staples
Rockville Town Square	Washington, DC-MD-VA	N/A	4,332		(7)	N/A	N/A
Rollingwood Apartments	Washington, DC-MD-VA	1971	6,795		100.0%	N/A	97%
Sam’s Park & Shop	Washington, DC-MD-VA	1995	12,170		100.0%	51,000	100%				Petco
South Valley	Washington, DC-MD-VA	2003	19,140		(5)	218,000	95%				Home Depot / TJ Maxx
Tower	Washington, DC-MD-VA	1998	18,932		100.0%	109,000	96%				Virginia Fine Wine / Talbots
Tyson’s Station	Washington, DC-MD-VA	1978	3,427		100.0%	50,000	97%	6,538			Trader Joes
Village at Shirlington	Washington, DC-MD-VA	1995	31,909		100.0%	201,000	99%				Cineplex Odeon / Carlyle Grand Café
Wildwood	Washington, DC-MD-VA	1969	17,494		100.0%	86,000	100%	26,996	20,000	Balducci’s	CVS

	Total Washington Metropolitan Area		740,427			4,767,000	98%

New York / New Jersey
Allwood	Bergen-Passaic, NJ	1988	4,298		(6)	52,000	100%	3,478	25,000	Stop & Shop	Mandee Shop
Blue Star	Middlesex-Somerset-Hunterdon, NJ	1988	39,767		(6)	410,000	99%	26,545	43,000	Shop Rite	Kohl’s / Michaels / Toys R Us / Marshalls
Brick Plaza	Monmouth-Ocean, NJ	1989	55,405		100.0%	409,000	98%	32,210	66,000	A&P	Loews Theatre / Barnes & Noble / Sports Authority
Brunswick	Middlesex-Somerset-Hunterdon, NJ	1988	23,710		(6)	303,000	96%	11,050	55,000	A&P	A.J. Wright / L.A. Fitness
Clifton	Bergen-Passaic, NJ	1988	5,120		(6)	80,000	96%	3,234			Drug Fair / Dollar Express
Forest Hills	New York, NY	1997	24,019		100.0%	86,000	100%				Midway Theatre / Duane Reade / Gap
Fresh Meadows	New York, NY	1997	65,802		100.0%	403,000	96%				Filene’s Basement / Kohl’s / Cineplex Odeon
Greenlawn Plaza	Nassau-Suffolk, NY	2000	11,966		100.0%	102,000	100%		46,000	Waldbaum’s
Hamilton	Trenton, NJ	1988	8,161		(6)	190,000	94%	4,795	53,000	Shop Rite	AC Moore / Stevens Furniture
Hauppauge	Nassau-Suffolk, NY	1998	26,564		100.0%	131,000	100%	16,335	61,000	Shop Rite	AC Moore
Huntington	Nassau-Suffolk, NY	1988	22,741		(6)	279,000	100%	14,201			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble
Mercer Mall	Trenton, NJ	2003	91,632		(6)	492,000	96%	59,124	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Rutgers	Middlesex-Somerset-Hunterdon, NJ	1988	16,133		(6)	267,000	100%	12,801	44,000	Stop & Shop	Kmart
Troy	Newark, NJ	1980	19,875		100.0%	202,000	93%		64,000	Pathmark	AC Moore / Comp USA / Toys R Us

	Total New York / New Jersey		415,193			3,406,000	97%

Philadelphia Metropolitan Area
Andorra	Philadelphia, PA-NJ	1988	22,859		99.9%	267,000	100%		24,000	Acme Markets	Kohl’s / Staples / L.A. Fitness
Bala Cynwyd	Philadelphia, PA-NJ	1993	25,861		100.0%	280,000	100%		45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle	Philadelphia, PA-NJ	1992	29,116		100.0%	267,000	100%		47,000	Genuardi’s	Bed, Bath & Beyond / Stein Mart
Feasterville	Philadelphia, PA-NJ	1980	11,680		100.0%	111,000	100%		53,000	Genuardi’s	OfficeMax
Flourtown	Philadelphia, PA-NJ	1980	9,188		100.0%	187,000	54%		42,000	Genuardi’s
Langhorne Square	Philadelphia, PA-NJ	1985	17,858		100.0%	216,000	91%		55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park	Philadelphia, PA-NJ	1980	27,812		100.0%	354,000	99%	30,713	53,000	Acme Markets	CHI / TJ Maxx / CVS
Northeast	Philadelphia, PA-NJ	1983	22,012		100.0%	292,000	90%				Burlington Coat / Marshalls / Tower Records
Willow Grove	Philadelphia, PA-NJ	1984	26,499		100.0%	215,000	99%				Barnes & Noble / Marshalls / Toys R Us
Wynnewood	Philadelphia, PA-NJ	1996	35,433		100.0%	255,000	98%	31,300	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

	Total Philadelphia Metropolitan Area		228,318			2,444,000	94%

Boston
Assembly Square/Sturtevant Street	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2005	93,073		100.0%	552,000	100%				Kmart
Dedham Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1993	29,642		100.0%	241,000	97%		80,000	Star Market	Pier One
Queen Anne Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1994	14,967		100.0%	149,000	100%		50,000	Victory Supermarket	TJ Maxx
Saugus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1996	13,433		100.0%	171,000	100%		55,000	Super Stop & Shop	Kmart

	Total Boston		151,115			1,113,000	99%

Federal Realty Investment Trust

Real Estate Status Report

September 30, 2005

Property Name	MSA Description	Year Acquired	Total Investment	Ownership Percentage	GLA (1)	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (2)	Grocery Anchor (2)	Other Principal Tenants
Chicago
Crossroads	Chicago, IL	1993	22,311	100.0%	173,000	97%				Comp USA / Golfsmith / Guitar Center
Finley Square	Chicago, IL	1995	29,008	100.0%	314,000	99%				Bed, Bath & Beyond / Sports Authority
Garden Market	Chicago, IL	1994	11,126	100.0%	140,000	96%		63,000	Dominick’s	Walgreens
North Lake Commons	Chicago, IL	1994	13,071	100.0%	129,000	95%		77,000	Dominick’s

	Total Chicago		75,516		756,000	97%

East Region - Other
Barracks Road	Charlottesville, VA	1985	40,872	100.0%	483,000	99%	43,331	91,000	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Bristol Plaza	Hartford, CT	1995	22,957	100.0%	277,000	95%		74,000	Stop & Shop	TJ Maxx
Eastgate	Raleigh-Durham- Chapel Hill, NC	1986	17,024	100.0%	157,000	88%		23,000	Earth Fare	Stein Mart
Governor Plaza	Baltimore, MD	1985	18,700	99.9%	268,000	80%				Bally’s / Comp USA / Office Depot
Gratiot Plaza	Detroit, MI	1973	18,022	100.0%	217,000	100%		69,000	Farmer Jacks	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue	New Haven-Bridgeport-Stamford-Waterbury	1995	15,993	100.0%	42,000	100%				Saks Fifth Avenue
Lancaster	Lancaster, PA	1980	10,862	(6)	107,000	100%	4,907	39,000	Giant Food	Michaels
Perring Plaza	Baltimore, MD	1985	26,172	99.9%	401,000	97%		58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
Shops at Willow Lawn	Richmond-Petersburg, VA	1983	59,924	99.9%	482,000	74%		60,000	Kroger	Old Navy / Tower Records / Staples

	Total East Region - Other		230,526		2,434,000	91%

	Total East Region		1,841,095		14,920,000	96%

West Region

California
Colorado Blvd	Los Angeles-Long Beach, CA	1996-1998	16,663	100.0%	69,000	100%				Pottery Barn / Banana Republic
Escondido	San Diego, CA	1996	25,587	70.0%	222,000	100%				Cost Plus / TJ Maxx / Toys R Us
Fifth Ave	San Diego, CA	1996-1997	12,645	(8)	51,000	97%				Urban Outfitters
Hermosa Ave	Los Angeles-Long Beach, CA	1997	4,721	90.0%	23,000	100%
Hollywood Blvd	Los Angeles-Long Beach, CA	1999	25,949	90.0%	149,000	78%				Hollywood Entertainment Museum
Kings Court	San Jose, CA	1998	11,258	(5)	79,000	100%		25,000	Lunardi’s Super Market	Longs Drug Store
Old Town Center	San Jose, CA	1997	33,283	100.0%	95,000	97%				Borders / Gap Kids / Banana Republic
Santana Row (Phase I, II & III)	San Jose, CA	1997	508,267	100.0%	558,000	93%				Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre
Third St Promenade	Los Angeles-Long Beach, CA	1996-2000	75,244	(9)	209,000	99%				J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate	San Jose, CA	2004	114,476	100.0%	646,000	98%		38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross
150 Post Street	San Francisco, CA	1997	35,544	100.0%	103,000	81%				Brooks Brothers

	Total California		863,637		2,204,000	95%
West Region - Other
Houston St	San Antonio, TX	1998	64,057	100.0%	171,000	67%	156			Hotel Valencia

	Total West Region		927,694		2,375,000	93%

Total			2,768,789		17,295,000	96%	407,643

Notes:

(1)	Excludes redevelopment square footage not yet in service, Santana Row residential, future phases of Santana Row, Rollingwood and The Crest at Congressional Apartments.
(2)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(3)	Portion of property subject to capital lease obligation.
(4)	Total investment includes dollars associated with the 146 units of The Crest at Congressional.
(5)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(6)	Property subject to capital lease obligation.
(7)	Currently under contract to acquire the retail square footage upon completion of development.
(8)	Consists of four properties, three at 100% and one at 90%.
(9)	Consists of nine properties, eight at 100% and one at 90%.

Federal Realty Investment Trust

Retail Leasing Summary (1)

September 30, 2005

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2005	49	61%	197,246	$24.64	$23.10	$303,787	7%	17%	6.0	$469,514	$2.38
2nd Quarter 2005	47	66%	121,201	$28.51	$26.12	$289,432	9%	18%	4.9	$267,390	$2.21
1st Quarter 2005	34	64%	162,672	$25.43	$22.86	$418,304	11%	22%	7.1	$—	$—
4th Quarter 2004	58	67%	212,409	$25.16	$22.65	$533,083	11%	23%	4.5	$392,568	$1.85

Total - 12 months	188	65%	693,528	$25.66	$23.43	$1,544,606	10%	20%	5.6	$1,129,472	$1.63

New Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2005	31	39%	197,380	$23.86	$17.27	$1,300,320	38%	52%	13.6	$5,405,665	$27.39
2nd Quarter 2005	24	34%	120,207	$32.37	$19.10	$1,594,789	69%	95%	12.8	$1,775,952	$14.77
1st Quarter 2005	19	36%	62,410	$27.05	$21.97	$316,818	23%	36%	8.0	$1,785,819	$28.61
4th Quarter 2004	29	33%	185,703	$18.77	$14.30	$830,620	31%	41%	8.9	$3,616,757	$19.48

Total - 12 months	103	35%	565,700	$24.35	$17.20	$4,042,547	42%	57%	11.5	$12,584,193	$22.25

Total Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2005	80	100%	394,626	$24.25	$20.19	$1,604,107	20%	32%	9.7	$5,875,179	$14.89
2nd Quarter 2005	71	100%	241,408	$30.43	$22.63	$1,884,221	34%	51%	9.0	$2,043,342	$8.46
1st Quarter 2005	53	100%	225,082	$25.88	$22.61	$735,122	14%	25%	7.3	$1,785,819	$7.93
4th Quarter 2004	87	100%	398,112	$22.18	$18.75	$1,363,703	18%	30%	6.2	$4,009,325	$10.07

Total - 12 months	291	100%	1,259,228	$25.07	$20.63	$5,587,153	22%	34%	8.2	$13,713,665	$10.89

Total Lease Summary - Comparable and Non-comparable (2)

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2005	93	441,018	$24.70	9.8	$7,049,748	$15.99
2nd Quarter 2005	84	268,926	$30.78	9.1	$2,965,405	$11.03
1st Quarter 2005	60	256,897	$25.39	7.5	$2,696,110	$10.49
4th Quarter 2004	96	454,190	$22.78	7.3	$5,187,840	$11.42

Total - 12 months	333	1,421,031	$25.36	8.5	$17,899,103	$12.60

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant. Non-comparable leases represent those leases signed on spaces for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.
(3)	Contractual Rent represents contractual Minimum Rent under the new lease for the first 12 months of the term.
(4)	Prior Rent represents Minimum Rent and Percentage Rent paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

September 30, 2005

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2005	48,000	1%	$13.96	231,000	3%	$19.62	279,000	2%	$18.66
2006	234,000	3%	$12.79	616,000	9%	$24.59	850,000	5%	$21.34
2007	971,000	10%	$8.82	967,000	14%	$24.52	1,938,000	12%	$16.65
2008	893,000	10%	$11.16	917,000	14%	$22.97	1,810,000	11%	$17.15
2009	1,153,000	12%	$11.67	961,000	14%	$26.70	2,114,000	13%	$18.50
2010	634,000	7%	$12.97	822,000	12%	$25.07	1,457,000	9%	$19.80
2011	494,000	5%	$14.97	667,000	10%	$28.27	1,161,000	7%	$22.61
2012	540,000	6%	$12.82	415,000	6%	$34.07	956,000	6%	$22.05
2013	615,000	7%	$14.73	264,000	4%	$33.22	879,000	5%	$20.29
2014	651,000	7%	$18.56	272,000	4%	$33.95	924,000	6%	$23.10
Thereafter	3,128,000	33%	$13.45	582,000	9%	$28.05	3,706,000	23%	$15.73

Total (3)	9,361,000	100%	$12.97	6,714,000	100%	$26.52	16,074,000	100%	$18.63

Assumes lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2005	—	0%	$—	156,000	2%	$21.14	156,000	1%	$21.14
2006	84,000	1%	$8.84	376,000	6%	$27.13	460,000	3%	$23.81
2007	192,000	2%	$8.54	530,000	8%	$25.04	722,000	4%	$20.66
2008	255,000	3%	$11.49	583,000	9%	$23.45	838,000	5%	$19.81
2009	231,000	2%	$11.39	569,000	8%	$28.16	800,000	5%	$23.32
2010	142,000	2%	$13.05	480,000	7%	$26.48	622,000	4%	$23.41
2011	61,000	1%	$14.86	542,000	8%	$25.22	603,000	4%	$24.17
2012	245,000	3%	$13.09	439,000	7%	$29.56	684,000	4%	$23.67
2013	207,000	2%	$12.80	319,000	5%	$25.79	525,000	3%	$20.68
2014	304,000	3%	$13.11	388,000	6%	$29.52	692,000	4%	$22.31
Thereafter	7,640,000	82%	$13.20	2,332,000	35%	$26.82	9,972,000	62%	$16.39

Total (3)	9,361,000	100%	$12.97	6,714,000	100%	$26.52	16,074,000	100%	$18.63

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual rent as of September 30, 2005.
(3)	Represents occupied square footage as of September 30, 2005.

Federal Realty Investment Trust

Portfolio Leased Statistics

September 30, 2005

Overall Portfolio Statistics (1)

	At September 30, 2005			At September 30, 2004
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (sf)	17,295,000	16,509,000	95.5%	16,791,000	15,818,000	94.2%
Residential Properties (3) (units)	464	445	95.9%	683	636	93.1%

Same Center Statistics (1)

	At September 30, 2005			At September 30, 2004
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4) (sf)	12,951,000	12,525,000	96.7%	12,885,000	12,423,000	96.4%
Residential Properties (3) (units)	428	412	96.3%	428	410	95.8%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Overall portfolio statistics at September 30, 2005 include Rollingwood, The Crest at Congressional and the residential units in Building Eight (36 units) at Santana Row. Residential units in Buildings Three, Four, Six and Seven at Santana Row are excluded from overall portfolio statistics at September 30, 2005 as we have either commenced closing sales of the units (Building Four - 100 units), units are being allowed to remain vacant as leases expire to facilitate future sales (Buildings Three - 98 units and Six - 21 units) or the units are still under development and have not reached stabilization (Building Seven - 256 units). Overall portfolio statistics at September 30, 2004 included Rollingwood, The Crest at Congressional and the residential units at Santana Row. Same center statistics at September 30, 2005 and 2004 include only Rollingwood and The Crest at Congressional.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

September 30, 2005

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Safeway, Inc.	$6,609,000		2.21%	481,000		2.78%	8
2	Gap, Inc.	$6,308,000		2.11%	224,000		1.29%	11
3	Ahold USA, Inc.	$6,159,000		2.06%	502,000		2.90%	10
4	Bed, Bath & Beyond, Inc.	$5,906,000		1.97%	421,000		2.43%	10
5	TJX Companies	$4,810,000		1.61%	453,000		2.62%	14
6	CVS Corporation	$3,809,000		1.27%	142,000		0.82%	13
7	Barnes & Noble, Inc.	$3,703,000		1.24%	174,000		1.00%	7
8	Best Buy Stores, L.P.	$3,530,000		1.18%	101,000		0.58%	3
9	Wakefern Food Corporation	$3,077,000		1.03%	232,000		1.34%	4
10	Retail Ventures (DSW/Filene’s Basement)	$2,994,000		1.00%	155,000		0.89%	5
11	Borders Group, Inc.	$2,939,000		0.98%	129,000		0.75%	5
12	Michaels Stores, Inc.	$2,858,000		0.95%	189,000		1.09%	9
13	OPNET Technologies, Inc.	$2,552,000		0.85%	60,000		0.35%	1
14	MTS, Inc. (Tower Records)	$2,441,000		0.82%	91,000		0.53%	5
15	Great Atlantic & Pacific Tea Co.	$2,380,000		0.79%	236,000		1.37%	4
16	CompUSA, Inc.	$2,378,000		0.79%	134,000		0.77%	5
17	The Container Store, Inc.	$2,354,000		0.79%	52,000		0.30%	2
18	Dress Barn, Inc.	$2,244,000		0.75%	109,000		0.63%	15
19	Home Depot, Inc.	$2,240,000		0.75%	218,000		1.26%	3
20	Dollar Tree Stores, Inc.	$2,129,000		0.71%	162,000		0.94%	16
21	Office Depot, Inc.	$2,108,000		0.70%	142,000		0.82%	6
22	Bally’s Health & Tennis	$2,104,000		0.70%	156,000		0.90%	5
23	Toys R Us, Inc.	$2,079,000		0.69%	259,000		1.50%	7
24	Ross Stores, Inc.	$2,026,000		0.68%	119,000		0.69%	4
25	Staples, Inc.	$2,004,000		0.67%	106,000		0.61%	6

	Totals - Top 25 Tenants	$81,739,000		27.30%	5,048,000		29.19%	178

	Total:	$299,435,000	(1)		17,295,000	(2)		2,160

Notes:

(1)	Reflects annual in-place contractual commercial rent as of September 30, 2005.
(2)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust

2004 Comparable Sales / Occupancy Costs (1) (2)

	Average Sales Per Square Foot			Average Occupancy Cost per Square Foot			Average Occupancy Costs as a Percentage of Sales
	2004	2003	% Change	2004	2003	% Change	2004	2003	% Change
Total Comparable Reporting Tenants	$334.30	$326.87	2.3%	$23.24	$22.28	4.3%	7.0%	6.8%	2.9%

Notes:

(1)	Comparable tenants are those who reported twelve months of sales in 2003 and 2004. For annual reporters, includes sales for the lease years ended in 2003 and 2004.

(2)	Occupancy costs include minimum rent, percentage rent, common area maintenance and real estate tax recoveries and merchant’s association dues.

Federal Realty Investment Trust

Reconciliation of Net Income to FFO Guidance

September 30, 2005

	2005 Guidance
	($ millions except per share amounts) (1)

Net income	$100	to	$101
Gain on sale of real estate	(17)		(17)
Depreciation and amortization of real estate & partnership assets	84		84
Amortization of initial direct costs of leases	7		7

Funds from operations	174		175
Income attributable to operating partnership units	1		1
Dividends on preferred stock	(11)		(11)

Funds from operations available for common shareholders	163	to	164

Weighted Average Shares (diluted)	53.5

Funds from operations available for common shareholders per diluted share	$3.05	to	$3.06

	2006 Guidance
	($ millions except per share amounts) (1)

Net income	$95	to	$98
Gain on sale of real estate	—		—
Depreciation and amortization of real estate & partnership assets	86		86
Amortization of initial direct costs of leases	7		7

Funds from operations	188		191
Income attributable to operating partnership units	1		1
Dividends on preferred stock	(11)		(11)

Funds from operations available for common shareholders	177	to	180

Weighted Average Shares (diluted)	53.8

Funds from operations available for common shareholders per diluted share	$3.30	to	$3.35

Note:

(1)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Joint Venture Activity

September 30, 2005

Clarion Lion Properties Fund

Federal Realty Investment Trust

Summarized Operating Results and Balance Sheet - Joint Venture

September 30, 2005

Financial Highlights

(in thousands)

CONSOLIDATED OPERATING RESULTS

	Three months ended September 30, 2005	Nine months ended September 30, 2005
Revenues
Rental income	$1,955	$6,109
Other property income	37	72

	1,992	6,181
Expenses
Rental	276	1,119
Real estate taxes	159	479
Depreciation and amortization	524	1,569

	959	3,167

Operating income	1,033	3,014

Interest expense	(614)	(1,849)

Net Income	$419	$1,165

CONSOLIDATED BALANCE SHEET
	As of September 30, 2005	As of December 31, 2004
ASSETS
Real estate, at cost	$81,235	$80,970
Less accumulated depreciation and amortization	(2,191)	(625)

Net real estate investments	79,044	80,345

Cash and cash equivalents	2,144	2,108
Accounts receivable	853	583
Other assets	2,692	2,836

TOTAL ASSETS	$84,733	$85,872

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities
Mortgages	$47,225	$47,225
Other liabilities	5,972	6,544

Total liabilities	53,197	53,769

Partners’ Capital	31,536	32,103

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$84,733	$85,872

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - Joint Venture

September 30, 2005

OUTSTANDING DEBT

	Maturity	Interest Rate as of September 30, 2005		Balance
				(in thousands)
Mortgage Loans
Secured Fixed Rate

Campus Plaza	12/01/09	4.530	%(a)	$11,000
Pleasant Shops	12/01/09	4.530	%(a)	12,400
Plaza del Mercado	07/05/14	5.770	%(b)	13,325
Atlantic Plaza	12/01/14	5.120	%(a)	10,500

Total Fixed Rate Debt				$47,225

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2005	—	—	—	—	—
2006	—	—	—	—	—
2007	70	—	70	0.2%	0.2%
2008	175	—	175	0.4%	0.6%
2009	185	23,400	23,585	49.9%	50.5%
2010	196	—	196	0.4%	50.9%
2011	208	—	208	0.4%	51.3%
2012	220	—	220	0.5%	51.8%
2013	233	—	233	0.5%	52.3%
2014	142	22,396	22,538	47.7%	100.0%

Total	$1,429	$45,796	$47,225	100.0%

Notes:

(a)	Interest only until maturity.
(b)	Loan is interest only until July 5, 2007, after which principal and interest payments are due based on a 30-year amortization schedule.

Federal Realty Investment Trust

Real Estate Status Report - Joint Venture

September 30, 2005

Property Name	MSA Description	Year Acquired	Total Investment	GLA	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)			(in thousands)
East Region

Washington Metropolitan Area
Plaza del Mercado	Washington, DC-MD-VA	2004	20,863	96,000	100%	13,325	25,000	Giant Food	CVS

	Total Washington Metropolitan Area		20,863	96,000	100%

New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	16,236	123,000	97%	10,500	63,000	Shaw’s Supermarket	Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	21,704	117,000	99%	11,000	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,432	130,000	96%	12,400	38,000	Foodmaster	Marshalls

	Total New England		60,372	370,000	97%

	Total East Region		81,235	466,000	98%

Total			81,235	466,000	98%	47,225

Note:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus interest expense, income taxes, depreciation and amortization; adjusted for gain or loss on sale of assets and impairment provisions. Adjusted EBITDA is presented because we believe that it provides useful information to investors regarding our ability to service debt and because it approximates a key covenant in material notes. Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of Adjusted EBITDA, to net income for the nine months ended September 30, 2005 and 2004 is as follows:

	For the Nine Months Ended September 30,
	(in thousands)
	2005	2004
Net income	$79,484	$62,238
Depreciation and amortization	68,311	67,148
Interest expense	65,554	63,835
Other interest income	(1,946)	(1,122)

EBITDA	211,403	192,099
(Gain) on sale of real estate	(17,347)	(9,331)

Adjusted EBITDA	$194,056	$182,768

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and before extraordinary items less gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant improvements and incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.